CONTACT:
Steven P. Eschbach, CFA
203-825-6000
seschbach@fce.com
FOR IMMEDIATE RELEASE
FuelCell Energy Reports Second Quarter 2004 Results and Accomplishments

New Quarterly Orders of 5.5 Megawatts of Direct FuelCell® Power Plants
Financial Backlog for DFC® Products Increased to Approximately $28.6 Million
35 Million Kilowatt Hours Generated To Date at Customer Sites

Danbury, Conn., June 2, 2004 -- FuelCell Energy, Inc. (NasdaqNM:FCEL) (the Company), a leading manufacturer of stationary fuel cell power plants for distributed generation, today reported results and accomplishments for the quarter and six months ended April 30, 2004.

Financial Results

FuelCell Energy reported a net loss for the second quarter of fiscal 2004 of $18.9 million or $0.40 per basic and diluted share, compared to $21.0 million or $0.53 per basic and diluted share in the same period of the previous year. Revenues for the second quarter of fiscal 2004 were $7.0 million compared with $8.9 million in the same period a year ago. Financial results for the second quarter of fiscal 2004 included net income of $0.3 million from discontinued operations for the recently sold thermoelectric generator (TEG) product line, Global Thermoelectric Inc. (Global). In addition, assets and liabilities of this discontinued operation have been classified as “held for sale” on the Company’s balance sheet.

In the quarter, new orders for 4 megawatts of fuel cell products increased the financial backlog to $28.6 million, up from $7.9 million in the same period a year ago. Not included in this backlog are 1.5 megawatts of DFC power plants for power purchase agreements.

Cash, cash equivalents and investments (U.S. Treasuries) on hand as of April 30, 2004 totaled $171.4 million. The Company received approximately $16.6 million from the sale of Global Thermoelectric Inc. on May 28, 2004. Cash used during the quarter was $21.7 million driven by inventory expenditures to satisfy customer delivery requirements for the second half of fiscal 2004 and power purchase agreements (in lieu of product sales). Approximately $3.2 million of cash was used by the Global subsidiary during the second fiscal quarter of fiscal 2004 to fund operations, transaction costs, and an increase in TEG inventory to support international sales. Capital expenditures for the second quarter of fiscal 2004 totaled $1.1 million, which included $0.5 million for the initial phases of construction for the City of Santa Barbara power purchase agreement. Depreciation and amortization expense from continuing operations for the three-month period ended April 30, 2004 was approximately $2.5 million.

For the six months ended April 30, 2004, FuelCell Energy reported a total net loss from continuing operations of $46.7 million or $0.98 per basic and diluted share, including net income from discontinued operations of $0.9 million or $0.02 per basic and diluted share. This compares to a net loss of $37.0 million, or $0.94 per basic and diluted share, during the six months ended April 30, 2003. Included in total net loss for the six month period ended April 30, 2004 was a one-time charge of $12.2 million, or $0.26 per basic and diluted share, related to purchased in-process research and development expense from the acquisition of Global in November 2003. This resulted in an Adjusted Net Loss and Adjusted Basic and Diluted Loss Per Share from continuing operations of $34.5 million and $0.72 per share, respectively, for the six months ended April 30, 2004 (see reconciliation chart included in the financial tables).

Components of revenue and costs for the second quarter and year to date of fiscal 2004 were as follows:

1

  Research and development contract revenue for the second quarter of fiscal 2004 was $5.1 million compared to $4.1 million in the same period a year ago and for the six month period was $10.5 million compared to $9.6 million.The quarter over quarter and year to date increases were attributable to the Company’s Product Development Improvement and SECA contracts. The cost of research and development contract revenue declined by $4.7 million in the second quarter of fiscal 2004 and $4.3 million for the six month ended April 30, 2004 compared to similar periods in 2003 due to the mix of cost shared contracts.
  Fuel cell product sales were $1.9 million for the second quarter of fiscal 2004 compared to $4.7 million in the same period of a year ago. Year to date fuel cell product sales were $4.0 million for fiscal 2004 compared to $9.6 million in fiscal 2003. While backlog has increased, product sales and revenues and costs of product sales and revenues were lower due to current customer delivery requirements and power purchase agreements. Product costs decreased with lower revenue, however, the ratio of costs to revenue increased in the quarter and year to date because of the lower of cost or market adjustment on the inventory build for customer delivery requirements in the second half of fiscal 2004 and power purchase agreements.
Administrative and selling expenses were $3.7 million and $7.4 million, respectively, for the three months and six months ended April 30, 2004 compared to $3.2 million and $6.3 million in the same periods of the prior year. This increase is due to the Canadian operations, higher sales and marketing costs and higher legal and professional fees over the prior year.

Research and development expenses for the three and six months ended April 30, 2004 were $6.4 million and $12.3 million, respectively, compared to $2.0 million and $4.0 million for the same periods of the prior year. Of these increases, approximately $2.2 million (three months ended April 30, 2004) and $5.2 million (six months ended April 30, 2004) were related to solid oxide fuel cell (SOFC) research and development costs in Canada not recognized in the Company’s SECA program. The remaining increases in the three and six month periods ended April 30, 2004 were primarily related to product development focused on the Company’s cost reduction program implemented in fiscal 2003. These continuing efforts are expected to reduce product costs to increase market penetration.

Alliance Monterrey, LLC and Alliance Chico, LLC are joint ventures that the Company entered into during the quarter with Alliance Power, Inc. to construct fuel cell power plants and sell power under power purchase agreements with the City of Santa Barbara and the Sierra Nevada Brewery Co., respectively. The financial results of the joint ventures were consolidated with those of FuelCell Energy, which owns 80 percent of each entity.

Accomplishments

“With significant orders in the quarter from Marubeni and Alliance Power, and our initial participation in power purchase agreements, we are making progress on developing sustainable markets,” said Jerry D. Leitman, Chairman and CEO of FuelCell Energy. “By focusing our sales efforts on global regions with significant incentive funding programs, our innovative DFC power plants can effectively compete against the grid and traditional distributed generation products.”
  During the second fiscal quarter, FuelCell Energy received orders for 5.5 megawatts of DFC power plants from two of its distribution partners:

m    FuelCell Energy's Asia-Pacific strategic partner, Marubeni Corporation, placed a new order for 4 megawatts of DFC power plants, with deliveries expected in 2005 and 2006.

m     FuelCell Energy and Alliance Power, one of the Company’s North American distribution partners, entered into joint ventures to sell electric power and heat from DFC power plants to two separate customers. Two DFC300A power plants will provide 500 kilowatts of renewable power to the El Estero Wastewater Treatment Plant in Santa Barbara, Calif., and four DFC300A power plants will provide one megawatt of power for the Sierra Nevada Brewing Co. of Chico, Calif. Deliveries of these units are expected later in calendar year 2004 and early 2005.

2

  FuelCell Energy and Marubeni strengthened their alliance in the Asian markets for DFC power plants where Marubeni will establish a distributor network to market DFC power plants in designated territories in Asia; create a service organization to provide operations and maintenance support for its customers; and develop capabilities for Asian supply and assembly of balance of plant equipment.
  FuelCell Energy commissioned three new units at customer sites, including a DFC300A power plant for JAPEX and two DFC300A power plants for Seiko Epson in Japan. The Company shipped its first two-megawatt power plant to Wabash, Indiana, and is currently in the start-up process for its first one-megawatt power plant in King County, Washington.
  Over 35 million kilowatt hours have now been generated from the Company’s DFC power plants at 30 customer sites throughout the world.
  FuelCell Energy and PPL Energy Plus, a subsidiary of PPL Corporation, announced the siting of a 250-kilowatt DFC power plant for installation at Starwood’s Sheraton New York Hotel and Towers. This is the third DFC power plant at a Starwood hotel and delivery is expected during the summer of 2004.
  FuelCell Energy’s DFC300A power plant became the first fuel cell power system to be certified for operation, construction and performance under the new ANSI/CSA America FC 1-2004, Stationary Fuel Cell Power Systems standard. This builds upon earlier accomplishments, including grid interconnection under California’s “Rule 21” standard and being designated as an ‘ultra-clean’ technology under the California Air Resources Board stringent distributed generation emissions standards for 2007. These certifications enhance the eligibility for incentive funding and reduce the time, expense and complexity for installing our DFC power plants.
  FuelCell Energy completed the sale of its TEG product line, Global Thermoelectric Inc. (Global), which had 140 employees, for approximately $16.6 million. As a result of this sale, FuelCell Energy’s SOFC technology group, including intellectual property, personnel, manufacturing, and research and development facilities, was consolidated into the Company’s Canadian subsidiary, FuelCell Energy, Ltd. This technology group of approximately 50 employees will focus on research and development as part of the SECA program.

Conference Call Information

A conference call is scheduled for 10:00 A.M. EDT on June 3, 2004 to review results and discuss the Company’s outlook. Listeners can gain access to the call live over the Internet by clicking on the web cast link on the Company’s homepage at www.fuelcellenergy.com. A playback version will be available for seven days after the call by calling 800-642-1687 for the U.S./Canada and 706-645-9291 for international. The confirmation number is 7572994.

About Direct FuelCells

Direct FuelCells efficiently generate clean electricity at distributed customer locations, including hospitals, schools, universities, hotels and other commercial and industrial facilities, as well as in grid-support applications for utility customers. Direct FuelCells operate similar to large, continuously operating batteries except they utilize a fuel to generate electricity, such as natural gas or digester gas from wastewater treatment facilities. DFC power plants are hydrogen generators, and because of this are ready today and do not require the creation of a hydrogen infrastructure. This high-efficiency technology generates more electric power from less fuel and with less carbon dioxide emissions than traditional combustion methods. The sub-megawatt fuel cell power plant is a collaborative effort using Direct FuelCell® technology of FuelCell Energy and the Hot Module® balance of plant design of MTU CFC Solutions, GmbH, a subsidiary of DaimlerChrysler.

3

About Solid Oxide Fuel Cells

In April 2003, FuelCell Energy was selected by the U.S. Department of Energy (DOE) to lead a project team for its $139 million Solid State Energy Conversion Alliance (SECA) program. The goal of the SECA program is to accelerate the commercialization of low-cost solid oxide fuel cells for residential, commercial and light industrial applications ranging in product size from 3 to 10 kilowatts each for applications up to 100 kWh. If successfully commercialized, these products would be complementary to our larger scale DFC product line.

About FuelCell Energy, Inc.

FuelCell Energy, Inc., based in Danbury, Connecticut, is a world leader in the development and manufacture of high temperature hydrogen fuel cells for clean electric power generation. The Company has developed commercial distribution alliances for its carbonate Direct FuelCell products with MTU CFC Solutions in Europe; Marubeni Corporation in Asia; Enbridge Inc. in Canada; Caterpillar, PPL Energy Plus, Chevron Energy Solutions and Alliance Power in the U.S. FuelCell Energy developed its patented Direct FuelCell technology for stationary power plants with the U.S. Department of Energy through its Office of Fossil Energy's National Energy Technology Laboratory.

FuelCell Energy is also developing next generation high temperature fuel cell products, such as a diesel fueled marine Ship Service Fuel Cell, a combined-cycle DFC/Turbine® power plant and solid oxide fuel cells for applications up to 100 kilowatts. More information is available at www.fuelcellenergy.com.

This news release contains forward-looking statements, including statements regarding the Company's plans and expectations regarding the development and commercialization of its fuel cell technology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, the risk that commercial field trials of the Company's products will not occur when anticipated, general risks associated with product development, manufacturing, changes in the utility regulatory environment, potential volatility of energy prices, rapid technological change, and competition, as well as other risks set forth in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

(Financial tables attached)

4

FuelCell Energy Reports Second Quarter 2004 Earnings Page 5 of 8

FUELCELL ENERGY, INC.
Consolidated Statements of Operations
(UNAUDITED)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2004	2003

Revenues:
Research and development contracts	$5,125	$4,138
Product sales and revenues	1,924	4,762

Total revenues	7,049	8,900

Costs and expenses:
Cost of research and development contracts	6,975	11,632
Cost of product sales and revenues	9,567	15,001
Administrative and selling expenses	3,723	3,212
Research and development expenses	6,447	1,954
Total costs and expenses	26,712	31,799

Loss from operations	(19,663)	(22,899)

License fee income, net	69	67
Interest expense	(23)	(36)
Interest and other income, net	463	1,880

Net loss from continuing operations before provision for income tax	$(19,154)	$(20,988)

Provision for income taxes	--	--

Net loss from continuing operations	$(19,154)	$(20,988)

Discontinued operations, net of tax	285	--

Net loss	$(18,869)	$(20,988)

Loss per share basic and diluted:
Continuing operations	$(0.40)	$(0.53)
Discontinued operations	--	--

Net loss	$(0.40)	$(0.53)

Basic and diluted weighted average shares outstanding	47,727,788	39,325,987

FuelCell Energy Reports Second Quarter 2004 Earnings Page 6 of 8
FUELCELL ENERGY, INC.
Consolidated Statements of Operations
(UNAUDITED)
(Dollars in thousands, except share and per share amounts)

	Six Months Ended April 30,
	2004	2003

Revenues:
Research and development contracts	$10,491	$9,597
Product sales and revenues	3,952	9,596

Total revenues	14,443	19,193

Costs and expenses:
Cost of research and development contracts	14,446	18,742
Cost of product sales and revenues	17,190	29,949
Administrative and selling expenses	7,424	6,342
Research and development expenses	12,312	4,035
Purchased in-process research and development	12,200	--

Total costs and expenses	63,572	59,068

Loss from operations	(49,129)	(39,875)

License fee income, net	136	135
Interest expense	(60)	(73)
Interest and other income, net	1,381	2,799

Net loss from continuing operations before provision for income tax	$(47,672)	$(37,014)

Provision for income taxes	--	--

Net loss from continuing operations	$(47,672)	$(37,014)

Discontinued operations, net of tax	941	--

Net loss	$(46,731)	$(37,014)

Loss per share basic and diluted:
Continuing operations	$(1.00)	$(0.94)
Discontinued operations	.02	--

Net loss	$(0.98)	$(0.94)

Basic and diluted weighted average shares outstanding	47,637,245	39,316,437

FuelCell Energy Reports Second Quarter 2004 Earnings Page 7 of 8
FUELCELL ENERGY, INC.
Consolidated Balance Sheets
(Dollars in thousands, except share and per share amounts)

	April 30, 2004 Unaudited	October 31, 2003

ASSETS
Current assets:
Cash and cash equivalents	$67,099	$41,000
Investments: U.S. treasury securities	99,505	93,750
Accounts receivable, net	6,995	4,948
Inventories, net	15,987	15,954
Other current assets	7,081	5,140
Assets held for sale	21,029	--

Total current assets	217,696	160,792

Property, plant and equipment, net	47,803	39,778
Investments: U.S. treasury securities	4,759	18,690
Goodwill	4,634	--
Other assets, net	3,627	4,103

Total assets	$278,519	$223,363

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$333	$323
Accounts payable	5,168	6,667
Accrued liabilities	5,915	5,369
Liabilities held for sale	4,424	--
Deferred license fee income	262	37
Deferred revenue	8,312	4,398

Total current liabilities	24,414	16,794

Long-term debt and other liabilities	1,692	1,484

Total liabilities	26,106	18,278

Shareholders’ equity
Common stock ($.0001 par value); 150,000,000 shares authorized at April 30, 2004 and October 31, 2003; 48,037,407 and 39,423,133 shares issued and outstanding at April 30, 2004 and October 31, 2003, respectively	5	4
Preferred shares of subsidiary	9,440	--
Additional paid-in capital	425,177	340,559
Accumulated deficit	(182,209)	(135,478)

Total Shareholders’ equity	252,413	205,085

Total liabilities and Shareholders’ equity	$278,519	$223,363

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FuelCell Energy Reports Second Quarter 2004 Earnings Page 8 of 8

FUELCELL ENERGY, INC.
Reconciliation from Reported Net loss and loss per share to
Adjusted net loss and Adjusted loss per share
(UNAUDITED)
(Dollars in thousands, except share and per share amounts)

	Six Months Ended(1) April 30,
	2004	2003

Net loss as reported	$(46,731)	$(37,014)

Purchased in-process research and development	12,200	--

Adjusted net loss	$(34,531)	$(37,014)

Basic and diluted loss per share, as reported	$(0.98)	$(0.94)

Purchased in-process research and development	(0.26)	--

Adjusted basic and diluted loss per share	$(0.72)	$(0.94)

_____

Notes

(1)    There are no adjustments to net loss for the three months ended April 30, 2004 and 2003, respectively. "Adjusted Net Loss" and "Adjusted Basic and Diluted Loss Per Share" are defined as reported net loss and reported basic and diluted loss per share excluding the impact of the purchased in-process research and development charge taken in conjunction with the acquisition of Global during the three months ended January 31, 2004. These are not GAAP financial measures.

  On November 3, 2003, FuelCell Energy completed the acquisition of Global Thermoelectric Inc. (Global) and combined operations. The acquisition has been accounted for as purchase under accounting principles generally accepted in the United States of America (GAAP) and therefore FuelCell Energy’s financial data prior to the acquisition has not been restated to include Global's financial data. Global's financial results have been reported in FuelCell Energy’s financial reporting beginning on November 3, 2003.
  As required by Financial Accounting Standards Board Interpretation No. 4, “Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method ("FIN 4")”, the portion of the purchase price allocated to in-process research and development (related to Global’s research of Solid Oxide Fuel Cells) of $12.2 million was expensed in the three-month period ended January 31, 2004. Purchased in-process research and development is excluded from Adjusted net loss as this is a one-time charge to the purchase accounting of our acquisition of Global.
  The Company has used non-GAAP pro forma financial measures in analyzing financial results because they provide meaningful information regarding the Company's operational performance and facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency.
  These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.